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                                                                     EXHIBIT 5.1


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                  May 18, 2001



MetLife, Inc.
MetLife Capital Trust II
MetLife Capital Trust III
c/oMetLife, Inc.
One Madison Avenue
New York, New York 10010-3690


               Re: MetLife, Inc., MetLife Capital Trust II and MetLife Capital Trust III Registration Statement on Form S-3


Ladies and Gentlemen:

     We have acted as special counsel to MetLife, Inc., a Delaware corporation (the "Company"), and to MetLife Capital Trust II and MetLife Capital Trust III (each a "Trust" and, together, the "Trusts"), each a statutory business trust formed under the Business Trust Act of the State of Delaware, in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the Company and the Trusts with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities with an aggregate initial public offering price of up to $4,000,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency unit or units or composite currency or currencies as shall be designated by the Company: (i) senior or subordinated debt securities of the Company, in one or more series (the "Debt Securities"), which may be issued under the Senior Indenture (the "Senior Indenture"), proposed to be entered into between the Company and Bank One Trust Company, N.A., as trustee, and the Subordinated Indenture (the "Subordinated Indenture"), proposed to be entered into between the Company and Bank One Trust Company, N.A., as trustee, respectively, each filed as an exhibit to the Registration Statement (collectively, the "Indentures" and each trustee, a "Trustee"); (ii) shares of



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May 18, 2001
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preferred stock of the Company, $0.01 par value per share (the "Preferred
Stock"), in one or more series; (iii) shares of common stock of the Company, $0.01 par value per share ("Common Stock"); (iv) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock, as may be issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Stock");
(v) preferred securities (the "Preferred Securities") of each of the Trusts, which may be issued pursuant to the Amended and Restated Declaration of Trust of each Trust (each a "Declaration" and, together, the "Declarations"), each such Declaration being among the Company, as sponsor, Bank One Trust Company, N.A., as property trustee (the "Property Trustee"), Bank One Delaware, Inc., as Delaware trustee, and Leland C. Launer, Jr., Ronald D. Nirenberg, Jr., and William H. Nugent, as administrative trustees, respectively, and each filed as an exhibit to the Registration Statement; and (vi) guarantees of the Company (the "Preferred Securities Guarantees") of the Preferred Securities, which may be issued in the form of a Preferred Securities Guarantee Agreement of each Trust (each as "Guarantee Agreement" and, together, the "Guarantee Agreements"), each filed as an exhibit to the Registration Statement and each to be entered into by the Company and Bank One Trust Company, N.A., as trustee (the "Guarantee Trustee"). The Debt Securities, the Preferred Stock, the Common Stock, the Indeterminate Stock, the Preferred Securities and the Preferred Securities Guarantees are collectively referred to herein as the "Offered Securities".

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion, including (i) the form of Registration Statement relating to the Offered Securities; (ii) the forms of Indentures; (iii) the certificates of trust of each of the Trusts (the "Certificates of Trust") as filed with the Secretary of State of the State of Delaware on May 17, 2001; (iv) the form of the Declaration of each of the Trusts (including the designation of the terms of the Preferred Securities annexed thereto); (v) the form of the Preferred Securities of each of the Trusts; (vi) the forms of Guarantee Agreements; (vii) the Amended and



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Restated Certificate of Incorporation of the Company, as currently in effect;
(viii) the Amended and Restated By-Laws of the Company as currently in effect; and (ix) certain resolutions adopted to date by the Board of Directors of the Company (the "Board of Directors") relating to the registration of the Offered Securities.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Trusts and others. We have assumed that the Indentures will be duly authorized, executed and delivered by the Trustees, and that any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustees. In addition, we have also assumed that the Declaration of each Trust, the Preferred Securities of each Trust and the Preferred Securities Guarantees of each Trust, when executed, will be in substantially the form reviewed by us and that the terms of the Offered Preferred Securities (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any Trust or their respective property is subject, (ii) any law, rule, or regulation to which the Company or any Trust is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Trusts and others.

     Members of our firm are admitted to the Bar in the States of Delaware and New York, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent specifically referred to herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

     Based upon and subject to the foregoing, we are of the opinion that:



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May 18, 2001
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     1. With respect to any series of Debt Securities (the "Offered Debt
Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of the parties to obtain further remedies, (d) the waivers of any usury defense contained in the Indentures which may be unenforceable, (e) requirements that a claim with respect to



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May 18, 2001
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any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

     2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Delaware law (the "Certificate of Designation");
(v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Amended and Restated Certificate of Incorporation including the Certificate of Designation relating to the Offered Preferred Stock and the Amended and Restated By-laws of the Company so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued or sold in accordance with the applicable



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MetLife, Inc.
May 18, 2001
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underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

     3. With respect to any offering of Common Stock (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

     4. With respect to any offering of Preferred Securities (the "Offered Preferred Securities"), when (i) the Registration Statement, as finally amended



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May 18, 2001
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(including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus with respect to the Offered Preferred Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Declaration of the applicable Trust has been duly executed and delivered by the parties thereto;
(iv) the terms of the Offered Preferred Securities have been established in accordance with the Declaration; (v) the Offered Preferred Securities have been issued, executed and authenticated in accordance with the Declaration and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (vi) if the Offered Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Securities has been duly authorized, executed and delivered by the applicable Trust and the other parties thereto, the Offered Preferred Securities will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Trust and will entitle the holders thereof to the benefits of the applicable Declaration, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     5. With respect to any offering of Preferred Securities Guarantees (the "Offered Preferred Securities Guarantees"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Guarantee Agreement has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Securities Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Declaration of the applicable Trust is duly executed and delivered by the parties thereto; (iv) the terms of the Preferred Securities have been established in accordance with the Declaration; (v) the Preferred Securities have been issued and executed in accordance with the Declaration and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; (vi) if the Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Securities Guarantees has been duly authorized, executed and delivered by the applicable Trust and the other parties thereto; (vii) the Board of



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May 18, 2001
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Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Securities Guarantees and related matters; (viii) the terms of the Offered Preferred Securities Guarantees and of their issuance and sale have been duly established in conformity with the applicable Guarantee Agreement so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ix) the applicable Guarantee Agreement has been duly executed and delivered by the Company and the Guarantee Trustee, the Offered Preferred Securities Guarantees, when issued and sold in accordance with the applicable Guarantee Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
(c) public policy considerations which may limit the rights of the parties to obtain further remedies.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to us under the heading "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                      Very truly yours,

                      /s/ Skadden, Arps, Slate, Meagher & Flom LLP